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TABLE OF CONTENTS Prospectus Supplement

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211423

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED MAY 24, 2016

PROSPECTUS SUPPLEMENT

(To prospectus dated May 17, 2016)

$

Spirit AeroSystems, Inc.

        % Senior Notes due 2026

                 This is an offering by Spirit AeroSystems, Inc. ("Spirit" or the "Issuer"), a wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc. ("Spirit Holdings"), of $            aggregate principal amount of its        % notes due                    , 2026 (the "notes").

                 The notes will bear interest at a rate of        % per year and mature on                    , 2026. Interest on the notes will be payable on                    and                    of each year, beginning on                    , 2016.

                 Spirit Holdings will guarantee Spirit's obligations under the notes on a senior unsecured basis. At the closing of this offering, the notes will also be guaranteed by each of Spirit's existing and future domestic subsidiaries that guarantee its obligations under its senior credit facility. In the event that the subsidiary guarantors no longer guarantee Spirit's obligations under its senior credit facility, including as expected in connection with the refinancing of which this offering is a part, they will be automatically released from their guarantees of the notes and Spirit's 5 1/4% Senior Notes due 2022 (the "2022 notes"). If the subsidiary guarantees are released and in the future a subsidiary of Spirit guarantees any indebtedness of a credit facility of Spirit or the 2022 notes, such subsidiary will be required to provide a guarantee of the notes.

                 The notes and the guarantees will be Spirit's and the guarantors' unsecured senior obligations and will rank equally in right of payment with all of Spirit's and the guarantors' existing and future senior unsecured indebtedness and senior in right of payment to their future subordinated debt, if any. The notes and the guarantees will be effectively subordinated to any of Spirit's and the guarantors' future secured debt, if any, to the extent of the value of the assets securing such debt and structurally junior to any debt or obligations of Spirit's non-guarantor subsidiaries, including all debt or obligations of subsidiaries that are released from their guarantees of the notes.

                 We may, at our option, redeem the notes in whole or in part at any time prior to                        , 2026 (three months prior to the maturity date of the notes) at the make-whole price specified in this prospectus supplement, plus accrued and unpaid interest on the notes being redeemed up to, but not including, the redemption date. At any time on or after                        , 2026 (three months prior to the maturity date of the notes)we may, at our option, redeem the notes in whole or in part at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon up to, but not including, the redemption date. See "Description of the Notes—optional redemption." If a change of control triggering event were to occur, unless Spirit has exercised its option to redeem the notes in full, Spirit will be required to offer to purchase the notes from holders at 101% of their principal amount as described under "Description of the Notes—Change of control offer to repurchase."

                 The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or to have the notes quoted on any automated dealer quotation system.

                 Investing in the notes involves significant risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and on page 1 of the accompanying prospectus.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount		%	$
Proceeds, before expenses, to Spirit		%	$

(1)
Plus accrued interest, if any, from                    , 2016 if settlement occurs after that date.

                 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                 The notes will be ready for delivery in book-entry form through The Depository Trust Company ("DTC") and its participants, including Euroclear Bank, SA/NV and Clearstream Banking, société anonyme, on or about                        , 2016.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Morgan Stanley

The date of this prospectus supplement is May     , 2016.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under the shelf registration rules, we may, from time to time, sell an indeterminate amount of the debt securities under our shelf registration statement. In the accompanying prospectus, we provide you a general description of the securities we may offer from time to time under our shelf registration statement. This prospectus supplement describes the specific details regarding this offering, including the price, the aggregate principal amount of debt securities being offered and the risks of investing in our securities.

              This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include important information about us, our debt securities and other information you should know before investing. We urge you to read carefully this entire prospectus supplement and the accompanying prospectus, together with the information described under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

              In this prospectus supplement, unless the context indicates otherwise, the terms the "Company," "we," "us" and "our" refer to Spirit AeroSystems Holdings, Inc. and all entities owned or controlled by Spirit AeroSystems Holdings, Inc., including Spirit AeroSystems, Inc. The term "Spirit" refers solely to Spirit AeroSystems, Inc. and the terms "Spirit Holdings" or "Holdings" refer only to Spirit AeroSystems Holdings, Inc.

              You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. These securities are not being offered in any state where the offer is not permitted. The information in this supplemental prospectus and the accompanying prospectus is accurate as of the date of each document. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

S-ii

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the accompanying prospectus contain certain "forward-looking statements" that may involve many risks and uncertainties. Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "should," "will," and other similar words or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements.

              Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

  •
  our ability to continue to grow our business and execute our growth strategy, including the timing, execution and profitability of new and maturing programs;

  •
  our ability to perform our obligations and manage costs related to our new and maturing commercial, business aircraft and military development programs and the related recurring production;

  •
  margin pressures and the potential for additional forward losses on new and maturing programs;

  •
  our ability to accommodate, and the cost of accommodating, announced increases in the build rates of certain aircraft;

  •
  the effect on aircraft demand and build rates of changing customer preferences for business aircraft, including the effect of global economic conditions on the business aircraft market and expanding conflicts or political unrest in the Middle East or Asia;

  •
  customer cancellations or deferrals as a result of global economic uncertainty;

  •
  the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including fluctuations in foreign currency exchange rates;

  •
  the success and timely execution of key milestones such as receipt of necessary regulatory approvals and customer adherence to their announced schedules;

  •
  our ability to successfully negotiate future pricing under our supply agreements with The Boeing Company ("Boeing"), Airbus S.A.S., a division of Airbus Group NV ("Airbus") and our other customers;

  •
  our ability to enter into profitable supply arrangements with additional customers;

  •
  the ability of all parties to satisfy their performance requirements under existing supply contracts with our two major customers, Boeing and Airbus, and other customers, and the risk of nonpayment by such customers;

  •
  any adverse impact on Boeing's and Airbus' production of aircraft resulting from cancellations, deferrals or reduced orders by their customers or from labor disputes or acts of terrorism;

S-iii

  •
  any adverse impact on the demand for air travel or our operations from the outbreak of diseases or epidemic or pandemic outbreaks;

  •
  our ability to avoid or recover from cyber-based or other security attacks, information technology failures or other disruptions;

  •
  returns on pension plan assets and the impact of future discount rate changes on pension obligations;

  •
  our ability to borrow additional funds or refinance debt;

  •
  competition from commercial aerospace original equipment manufacturers and other aerostructures suppliers;

  •
  the effect of governmental laws, such as U.S. export control laws and U.S. and foreign anti-bribery laws such as the Foreign Corrupt Practices Act and the United Kingdom Bribery Act, and environmental laws and agency regulations, both in the U.S. and abroad;

  •
  any reduction in our credit ratings;

  •
  our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components;

  •
  our ability to recruit and retain highly-skilled employees and our relationships with the unions representing many of our employees;

  •
  spending by the U.S. and other governments on defense;

  •
  the possibility that our cash flows and borrowing facilities may not be adequate for our additional capital needs or for payment of interest on and principal of our indebtedness;

  •
  our exposure under our existing revolving credit facility to higher interest payments should interest rates increase substantially;

  •
  the effectiveness of any interest rate hedging programs;

  •
  the effectiveness of our internal control over financial reporting;

  •
  the outcome or impact of ongoing or future litigation, claims and regulatory actions; and

  •
  our exposure to potential product liability and warranty claims.

              These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances.

              Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should review carefully the section captioned "Risk Factors" in this prospectus supplement, the section captioned "Risk Factors" in our most recent Annual Report on Form 10-K, and our updates to those Risk Factors in our most recent Quarterly Report on Form 10-Q and in the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete discussion of these and other factors that may affect our business. In light of such risks and uncertainties, we caution you not to rely on these forward-looking statements in deciding whether to invest in our debt securities.

S-iv

 SUMMARY

              This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that may be important to you. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information we incorporate by reference, including the matters described in the section entitled "Risk Factors," before making an investment decision.

Company Overview

              We are one of the largest independent non-OEM aircraft parts designers and manufacturers of commercial aerostructures in the world, based on annual revenues, as well as the largest independent supplier of aerostructures to Boeing. In addition, we are one of the largest independent suppliers of aerostructures to Airbus. Boeing and Airbus are the two largest aircraft OEMs in the world. Aerostructures are structural components such as fuselages, propulsion systems and wing systems for commercial and military aircraft.

              Spirit Holdings was incorporated in the state of Delaware on February 7, 2005, and commenced operations on June 17, 2005 through the acquisition of Boeing's commercial aerostructures manufacturing operations in Wichita, Kansas, Tulsa, Oklahoma and McAlester, Oklahoma ("Boeing Wichita") by an investor group led by Onex Partners LP and Onex Corporation (together with its affiliates, "Onex"). Although Spirit, Spirit Holdings' wholly-owned subsidiary, began operations as a stand-alone company in 2005, its predecessor, Boeing Wichita, had 75 years of operating history and expertise in the commercial and military aerostructures industry. Spirit Holdings has had publicly traded shares on the New York Stock Exchange under the ticker "SPR" since November 2006. Following a secondary offering in August 2014, Onex no longer holds any investment in the Company.

Recent Developments

Tender Offer

              Concurrently with this offering, we commenced an offer to purchase for cash (the "tender offer") any and all of the $300 million outstanding principal amount of our 6 3/4% Senior Notes due 2020 (the "2020 notes"). The tender offer is being made pursuant to an Offer to Purchase dated May 24, 2016, and a related Letter of Transmittal and Notice of Guaranteed Delivery, which set forth the terms and conditions of the tender offer in full detail. The tender offer will expire on May 31, 2016 unless extended in accordance with its terms. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as dealer manager for the tender offer.

              The tender offer is subject to a number of conditions, including a financing condition. The financing condition consists of the receipt of net proceeds from this offering that, together with cash on hand, is sufficient to effect the purchase of the validly tendered 2020 notes. We currently intend to redeem any and all 2020 notes that remain outstanding after completion of the tender offer, although we have no obligation to do so. This prospectus supplement does not constitute an offer to purchase or a notice of redemption with respect to the 2020 notes.

              We intend to finance the tender offer and any redemption of the 2020 notes not tendered pursuant to the tender offer with the proceeds of this offering and cash on hand.

Amendment and Restatement of Credit Agreement

              Concurrently with this offering and the tender offer, we have also launched a syndication process pursuant to which we will seek to obtain commitments to amend and restate our existing senior credit facility (the "existing senior credit facility") for a new senior unsecured term loan facility and a revolving credit facility (collectively, the "new senior credit facility") in an aggregate principal amount anticipated to be up to $1,150 million. We anticipate that the new senior credit facility will consist of a $650 million revolving credit facility and a term loan facility in an aggregate principal amount of $500 million both of which will mature in June 2021. The amount of the new senior credit facility may be more or less, depending on market conditions.

              We currently expect that the new senior credit facility will be guaranteed by Spirit Holdings, but will not be guaranteed by any of Spirit's subsidiaries, including Spirit's subsidiaries that guarantee the existing senior credit facility. In the event that the subsidiary guarantors no longer guarantee Spirit's obligations under its existing senior credit facility, they will be automatically released from their guarantees of the notes and their guarantees of the 2022 notes. If the subsidiary guarantees are released and in the future a subsidiary of Spirit guarantees any indebtedness of a credit facility of Spirit or the 2022 notes, such subsidiary will be required to provide a guarantee of the notes. See "Description of the Notes—Guarantees and—Senior notes guarantees." There can be no assurances that we will enter into the new senior credit facility on the terms described herein or at all.

              We refer to the offering of the notes described in this prospectus supplement, the tender offer and the negotiation of the new senior credit facility as the "refinancing."

Our Principal Offices and Websites

              Our principal offices are located at 3801 South Oliver, Wichita, Kansas 67210 and our telephone number at that address is (316) 526-9000. Our website address is www.spiritaero.com. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus and is not incorporated in this prospectus supplement or the accompanying prospectus by reference.

 The Offering

              The summary below describes some of the principal terms of the notes. Some of the terms and conditions described below are subject to important limitations and exceptions. See "Description of the Notes" for a more detailed description of the terms and conditions of the notes.

Issuer:	Spirit AeroSystems, Inc.
Securities Offered:	$ principal amount of % senior notes due 2026, which we refer to herein as the notes.
Maturity Date:	The notes mature on , 2026, unless redeemed or repurchased prior to such date.
Interest Rate:	Interest on the notes will accrue from , 2016 and will be payable at a rate of % semi-annually on and of each year, beginning on , 2016.
Guarantees:

The notes will be guaranteed by Spirit Holdings on a senior unsecured basis. The notes will also be guaranteed by each of Spirit's existing and future domestic subsidiaries that guarantee its obligations under its senior credit facility. In the event that the subsidiary guarantors no longer guarantee Spirit's obligations under its senior credit facility, including as expected in connection with the refinancing, they will be automatically released from their guarantees of the notes and their guarantees of Spirit's 2020 notes and the 2022 notes. If the subsidiary guarantees are released and in the future a subsidiary of Spirit guarantees any indebtedness of a credit facility of Spirit or the 2022 notes, such subsidiary will be required to provide a guarantee of the notes.

See "Description of the Notes—Guarantees and—Senior notes guarantees."
Ranking:	The notes will be our senior unsecured obligations and will:
• rank equally and ratably in right of payment with all of the Issuer's and the guarantors' existing and future senior unsecured indebtedness;
• be senior in right of payment to all of the Issuer's and the guarantors' existing and future debt that is by its terms expressly subordinated to the notes and guarantees, if any;
• be effectively subordinated to all of the Issuer's and the guarantors' future secured debt, if any, to the extent of the value of the assets securing such debt; and
• be structurally junior to any debt or obligations of Spirit's non-guarantor subsidiaries including all debt or obligations of subsidiaries that are released from their guarantees of the notes.

As of March 31, 2016, after giving effect to the refinancing, including this offering and the use of proceeds therefrom, Spirit Holdings and its subsidiaries would have total debt of approximately $            million. In addition, Spirit Holdings and its subsidiaries would have approximately $650.0 million of availability under the revolving portion of the Issuer's senior credit facility.

Our non-guarantor subsidiaries accounted for approximately 11% of our revenues for the fiscal year ended December 31, 2015. In addition, these non-guarantor subsidiaries accounted for approximately 14% of our total assets as of March 31, 2015.

Optional Redemption:

We may, at our option, redeem the notes in whole or in part at any time prior to                        , 2026 (three months prior to the maturity date of the notes) at the make-whole price specified in this prospectus supplement, plus accrued and unpaid interest on the notes being redeemed up to, but not including, the redemption date.

At any time on or after                        , 2026 we may, at our option, redeem the notes in whole or in part at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon up to, but not including, the redemption date.

See "Description of the Notes—Optional Redemption."
Change of Control:

If a change of control triggering event were to occur, Spirit will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, except to the extent that Spirit has exercised its right to redeem the notes in full. See "Description of the Notes—Change of Control Triggering Event."

Covenants:

The indenture governing the notes will contain covenants that, among other things, will limit the ability of the Issuer and Spirit Holdings to consolidate, merge, sell or otherwise dispose of all or substantially all of their assets. The indenture will also, among other things, limit Spirit Holdings' ability and the ability of Spirit Holdings' subsidiaries to:

• incur certain liens;
• enter into sale and leaseback transactions; and
• grant a subsidiary guarantee of debt incurred under a bank credit facility or the 2022 notes without also providing a subsidiary guarantee of the notes.
These covenants will be subject to important exceptions, limitations and qualifications. For more details, see "Description of the Notes—Certain covenants."

Use of Proceeds:

We plan to use the proceeds, together with cash on hand, to repurchase the 2020 notes (whether pursuant to tender offer, redemption or otherwise); to pay related interest, fees and expenses; and for other general corporate purposes.

Absence of Established Market for Notes:

We do not intend to list the notes on any securities exchange. The notes will be a new issue of securities for which there currently is no public market. We can provide no assurances as to the liquidity of, or development of any trading market for, the notes.

Further Issuance of Notes:

We may, without the consent of the holders of the notes, create and issue additional debt securities ranking equally with the notes and otherwise identical in all respects to the notes (except for the issue price, the date from which interest first accrues and the first interest payment date) so that those additional debt securities will be consolidated and form a single series with the notes. If the additional debt securities are not fungible with the existing notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. No additional debt securities may be issued if an event of default under the indenture governing the notes ("the indenture") has occurred.

Denomination and Form:

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, ("DTC"). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee and Paying Agent:	The Bank of New York Mellon Trust Company, N.A.
Governing Law:	State of New York
Risk Factors:

You should read carefully the section entitled "Risk Factors" beginning on page S-6 of this prospectus supplement, as well as "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, our updates to those Risk Factors in our most recent Quarterly Report on Form 10-Q, including any amendments to such reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making a decision to invest in the notes.

RISK FACTORS

              Investing in the notes involves a high degree of risk. You should carefully consider the risks described below as well as other information and data contained in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein (including our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016) before making an investment in the notes.

              Any of these risks or the occurrence of any one or more of the uncertainties described below could have a material adverse effect on our financial condition and the performance of our business. The risks and uncertainties described below are those that we currently believe may materially and adversely affect our company, our business or results of operations in the future or investments in our debt securities. The risks described below are not the only ones facing our company. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial may also materially and adversely affect our company, our business or results of operations in the future or investments in our debt securities. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

Risks Related to the Notes

The notes and the guarantees are unsecured and will be effectively subordinated to any secured debt Spirit or the guarantors may incur.

              The notes and the guarantees are Spirit's and the guarantors' general unsecured and unsubordinated obligations and will not be secured by any of Spirit's assets or the assets of Spirit's subsidiaries. The notes and the guarantees will be effectively subordinated to any of Spirit's and the guarantors' future secured debt, if any, to the extent of the value of the assets securing such debt. In the event of our bankruptcy, liquidation, reorganization or other winding up, Spirit's and the guarantors' assets that secure debt will be available to pay obligations on the notes only after such secured debt has been repaid in full from such assets. There may not be sufficient assets to pay any or all obligations on notes then outstanding.

              As of March 31, 2016, we do not have any secured debt, including after giving effect to the refinancing.

Our ability to meet our obligations under our indebtedness depends in part on the earnings and cash flows of Spirit's subsidiaries and the ability of Spirit's subsidiaries to pay dividends or advance or repay funds to Spirit.

              We conduct a portion of our operations through Spirit's subsidiaries, some of which have not guaranteed the notes. Consequently, our ability to service our debt is dependent, in part, upon the earnings from the businesses conducted by Spirit's subsidiaries. Spirit's subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to Spirit, whether by dividends, loans, advances or other payments. The ability of Spirit's subsidiaries to pay dividends and make other payments to Spirit depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations as well as, in the future, agreements to which Spirit's subsidiaries may be a party.

The notes will be structurally subordinated to all indebtedness and other liabilities of our non-U.S. subsidiaries. If the subsidiary guarantees of the notes are released, the notes will be structurally subordinated to the indebtedness and other liabilities of all of our subsidiaries.

              At the closing of this offering, the notes will be guaranteed by Spirit Holdings and each of Spirit's subsidiaries that guarantee its obligations under its existing senior credit facility. As a result, none of our non-U.S. subsidiaries will guarantee the notes. In addition, in the event that the subsidiary guarantors no longer guarantee Spirit's obligations under its senior credit facility, including as expected in connection with the refinancing, they will be automatically released from their guarantees of the notes and none of our subsidiaries will guarantee the notes. If the subsidiary guarantees are released and in the future a subsidiary of Spirit guarantees any indebtedness of a credit facility of Spirit or the 2022 Notes, such subsidiary will be required to provide a guarantee of the Notes.

              Claims of holders of the notes will be effectively subordinated to all indebtedness and other liabilities of Spirit's non-guarantor subsidiaries. In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of Spirit's non-guarantor subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary (including any trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders), and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to Spirit as a shareholder, member or otherwise. In addition, if we caused a non-guarantor subsidiary to pay a dividend to enable Spirit to make payments in respect of the notes and such a transfer were deemed a fraudulent transfer or an unlawful distribution, the holders of the notes could be required to return the payment to (or for the benefit of) the creditors of Spirit's non-guarantor subsidiaries.

              As of March 31, 2016, Spirit's non-U.S. subsidiaries had approximately $3.0 million of indebtedness outstanding for borrowed money and $9.1 million of capital leases, as well as significant other liabilities, all of which would be structurally senior to the notes offered hereby. Spirit's non-U.S. subsidiaries accounted for approximately 11% of our total net revenues, for the fiscal year ended December 31, 2015. In addition, these subsidiaries accounted for approximately 14% of our total assets as of March 31, 2016. As of March 31, 2016, including after giving effect to the refinancing, all of Spirit's U.S. and non-U.S. subsidiaries would have approximately $3.0 million of indebtedness outstanding for borrowed money and $9.1 million of capital leases, as well as significant other liabilities, all of which would be structurally senior to the notes offered hereby once the subsidiary guarantees are released. All of Spirit's U.S. and non-U.S. subsidiaries accounted for approximately 16% of our total net revenues, for the fiscal year ended December 31, 2015. In addition, all of Spirit's subsidiaries accounted for approximately 26% of our total assets as of March 31, 2016.

Our notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

              As of March 31, 2016, we had outstanding $1,126.8 million of indebtedness. After giving effect to the refinancing, we expect to have outstanding $             million of indebtedness and approximately $650.0 million of additional borrowings available to us under the revolving portion of our new senior credit facility, subject to compliance with our financial and other covenants under the terms of such credit facility. We are not restricted under the terms of the notes from incurring additional indebtedness. The terms of the indenture limit our ability to incur indebtedness secured by liens, to enter into sale and leaseback transactions and to enter into certain mergers or consolidations and to transfer substantially all of our assets. However, these limitations are subject to certain exceptions. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial condition, liquidity or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing subordinated indebtedness or common stock or paying dividends or making other distributions to our stockholders, could have the effect of diminishing our ability to make payments on the notes when due, causing a decline in the market price or liquidity of your notes and increasing the risk that the credit rating(s) of the notes is lowered, placed on negative outlook or watch or withdrawn.

Any reduction in our credit ratings could materially and adversely affect our business or financial condition.

              As of March 31, 2016, our corporate credit ratings were Baa3 by Moody's Investors Service ("Moody's") and BBB– by Standard & Poor's Ratings Services ("S&P").

              The ratings reflect the agencies' assessment of our ability to pay interest and principal on our debt securities and credit agreements. A rating is not a recommendation to purchase, sell or hold securities. Each rating is subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be considered independently of all other ratings. Lower ratings would typically result in higher interest costs of debt securities when they are sold, could make it more difficult to issue future debt securities, and would require us to pledge collateral under our existing senior credit facility including substantially all property, plant, and equipment. In addition, if we are unable to complete the refinancing, a downgrade in our fixed or revolving long-term debt rating could result in an increase in borrowing costs under our existing senior credit facility and could trigger a prepayment obligation based on the excess cash flow prepayment provision under our term loan depending on our total leverage ratio. Any downgrade in our credit ratings could thus have a material adverse effect on our business or financial condition.

If in the future Spirit's 2022 notes and any 2020 notes that remain outstanding after the refinancing are no longer rated investment grade by both Moody's and S&P, most of the restrictive covenants and corresponding events of default contained in the indentures governing such notes will no longer be suspended.

              Currently we are not subject to most of the restrictive covenants or corresponding events of default contained in the indentures governing the 2022 notes and the 2020 notes because the credit rating on the notes, as determined by both Moody's and S&P, equals or exceeds Baa3 and BBB–, respectively, and no default has occurred or is outstanding under the indentures governing the notes. However, the restrictive covenants or corresponding events of default that ceased to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the 2022 notes or 2020 notes fall below these thresholds or in certain other circumstances. If such restrictive covenants are restored, we will be more limited in how we can conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities.

Our failure to remain in compliance with the covenants in our senior credit facility may result in an event of default.

              Our existing senior credit facility contains, and we expect our new senior credit facility after giving effect to the refinancing will contain, covenants that we believe are customary for credit facilities of this nature, including requiring us to meet specified financial ratios and financial tests. Our ability to borrow under our senior credit facility will depend upon satisfaction of these covenants. Events beyond our control can affect our ability to meet these covenants. If we are unable to meet the terms of our financial or other covenants, or if we breach any of these covenants, a default could occur under our senior credit facility. A default, if not waived by our lenders, could result in the acceleration of our borrowings thereunder and other outstanding indebtedness, including the notes, and cause our debt to become immediately due and payable. In addition, our ability to further access borrowings under the senior credit facility, and potentially other facilities, would cease. If acceleration occurs, we may not be able to repay our debt and may not be able to obtain sufficient funds to refinance our debt. Even if new financing is offered to us, it may not be on terms acceptable to us.

We may not have sufficient cash to repurchase the notes upon the occurrence of a change of control triggering event.

              We may be required to offer to repurchase all of the notes upon the occurrence of a change of control triggering event and a related downgrade in the rating of the notes below investment grade by each of Moody's and S&P. We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to repurchase all of the notes under such circumstances. If we are unable to repurchase all of the notes upon the occurrence of a change of control triggering event, it would result in an event of default under the indenture. A default under the indenture could also lead to a default under the agreements governing our existing or future debt. If the repayment of the related debt were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay all such debt and repurchase the notes.

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred following a sale of "substantially all" of our assets.

              A change of control triggering event, as defined in the indenture and a related downgrade in the rating of the notes below investment grade by each of Moody's and S&P, will require us to make an offer to repurchase all outstanding notes. The definition of change of control includes a phrase relating to the sale, lease or transfer of "all or substantially all" of our assets. There is no precisely established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of our properties or assets to another individual, group or entity may be uncertain.

There is currently no market for the notes. We cannot assure you that an active trading market will develop, continue or be liquid.

              The notes are a new issue of securities with no established trading market. We do not intend to list the notes on any national securities exchange or to have the notes quoted on any automated dealer quotation system. The underwriters have advised us that they presently intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice to, or the consent of, holders of the notes. We cannot assure you that an active market for the notes will develop or, if it develops, will continue or be liquid. If an active trading market for the notes does not develop or continue, the market price and liquidity of the notes will be negatively affected. See "Underwriting."

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

              Our ability to make scheduled payments with respect to our debt, including the notes, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control. Our historical financial results have been, and we anticipate that our future financial results will be, subject to fluctuations. We cannot assure you that our business will generate sufficient cash flow from our operations or that future financing will be available to us in an amount sufficient to enable us to service our debt, including the notes.

Fraudulent conveyance laws may permit courts to void the guarantors' guarantees of the notes in specific circumstances, which would interfere with the payment under such guarantees.

              Federal and state statutes may allow courts, under specific circumstances described below, to void the guarantors' guarantees of the notes. If such a voidance occurs, our noteholders might be required to return payments received from our guarantors in the event of bankruptcy or other financial difficulty of our guarantors. Under United States federal bankruptcy law and comparable provisions of state fraudulent conveyance laws, a guarantee could be set aside if, among other things, a subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  incurred the guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

  •
  received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

  •
  was insolvent or was rendered insolvent by reason of the incurrence;

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  was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business or transaction; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts mature.

              The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt:

  •
  the sum of the debtor's debts and liabilities, including contingent liabilities, was greater than the debtor's assets at fair valuation;

  •
  the present fair saleable value of the debtor's assets was less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

  •
  it could not pay its debts as they became due.

              If a court voids any guarantee(s) or holds any guarantee(s) unenforceable, you will cease to be a creditor of the applicable guarantor(s) and will be a creditor solely of Spirit and any remaining guarantor(s).

 USE OF PROCEEDS

              We estimate that the proceeds from this offering will be approximately $             million, after deducting the underwriting discount and estimated offering expenses payable by us. We plan to use the proceeds from this offering, together with cash on hand, to repurchase the 2020 notes (whether pursuant to the tender offer, redemption or otherwise) and to pay related interest, fees and expenses. Pending any specific application, we may initially use the proceeds from this offering for general corporate purposes.

 CAPITALIZATION

              The following table sets forth the Company's capitalization as of March 31, 2016 on an actual basis and as adjusted after giving effect to the refinancing (as if it had occurred as of March 31, 2016). This table should be read in conjunction with the information included under the headings "Selected Consolidated Financial Information and Other Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the Company's consolidated financial statements and related notes thereto included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2016, which are incorporated by reference into this prospectus supplement.

	As of March 31, 2016
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$822.9		$804.2	(1)

Senior Credit Facility(2)	$501.6		$500.0
Malaysian Term Loan due May 2017	3.0		3.0
6 3/4% Senior Notes due 2020, excluding original issue discount(3)	300.0		—
5 1/4% Senior Notes due 2022, excluding original issue discount	300.0		300.0
Notes offered hereby	—
Capital Leases and Other(4)	22.2		22.2

Total Debt(5)	1,126.8
Total Equity	$2,120.7		$2,120.7

Total Capitalization	$3,247.5	$

(1)
As adjusted for approximately $18.7 million of estimated fees and expenses in connection with the refinancing and payment of accrued and unpaid interest, consent fees and expenses in connection with the tender offer assuming all of the 2020 notes are tendered or redeemed.

(2)
Our existing senior secured credit facility consists of a $650.0 million revolving credit facility and a $535.0 million term loan facility. As of March 31, 2016, the outstanding balance of the term loan facility was $501.6 million and there were no amounts outstanding under the revolving credit facility. The as adjusted amount assumes the successful completion of the refinancing, including the proposed amendment and restatement of our senior credit facility. We currently anticipate that the new senior credit facility will consist of a $650.0 million revolving credit facility and a term loan facility in an aggregate principal amount of $500.0 million, both of which will mature in June 2021. The amount of the new senior credit facility may be more or less, depending on market conditions.

(3)
Assumes that we will purchase the entire aggregate principal amount outstanding of the 2020 notes and pay all accrued and unpaid interest with respect thereto pursuant to the tender offer, subsequent redemption of the 2020 notes or otherwise.

(4)
Includes capital lease obligations of $9.1 million as of March 31, 2016.

(5)
Total Debt excludes original issue discount on the 2020 notes.

DESCRIPTION OF THE NOTES

              We will issue the senior notes under an indenture, dated as of the closing date among us, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the "indenture"). Because this is a summary, it does not contain all the information that may be important to you. The following description of specific terms of the senior notes is qualified in its entirety by reference to the provisions of the indenture, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Capitalized and other terms not otherwise defined in this prospectus supplement have the meanings given to them in the indenture. As used in this "Description of the Notes," "we," "our," "us," and "Spirit" refer to Spirit AeroSystems, Inc. and any successor thereto permitted under the indenture and "Holdings" refers to Spirit AeroSystems Holdings, Inc. and any successor thereto permitted under the indenture. Such terms do not, unless the context otherwise indicates, include the subsidiaries of such entities. The terms of the senior notes include those stated in the indenture and those which are made a part of the indenture by the Trust Indenture Act. A copy of the indenture is available for inspection at the office of the trustee.

              The senior notes will be issued in an initial aggregate principal amount of $            . The senior notes will be issued only in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

General

              The specific terms of the senior notes are set forth below:

  •
  Title:        % Senior Notes due 2026.

  •
  Initial principal amount being issued: $            in aggregate principal amount of        % Senior Notes due 2026.

  •
  Stated maturity date: The senior notes will mature on                    , 2026.

  •
  Interest rate: The senior notes will bear interest at the rate of        % per annum.

  •
  Date interest starts accruing: Interest on the senior notes will start accruing on                    , 2016.

  •
  Interest payment date: Interest on the senior notes will be paid semi-annually on                    and                    .

  •
  First interest payment date: The first interest payment on the senior notes will be made on                    , 2016.

  •
  Regular record dates for interest: The regular record dates for interest on the senior notes will be                    and                     of each year.

  •
  Computation of interest: Interest on the senior notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

  •
  Form of senior notes: The senior notes will be in the form of one or more global senior notes that we will deposit with or on behalf of DTC.

  •
  Sinking fund: The senior notes will not be subject to any sinking fund.

  •
  Ranking: The senior notes will constitute a separate series of our unsecured and unsubordinated senior debt securities, ranking equally and ratably with any other unsecured and unsubordinated debt of ours. See "—Ranking" below.

  •
  Guarantee: Payment of the principal of (and premium, if any, on) and interest on the senior notes, and all other amounts due under the indenture, will be unconditionally guaranteed on an unsecured and unsubordinated basis by the Guarantors. See "—Guarantees" below.

Ranking

              The senior notes will be unsecured senior obligations of Spirit and, as such, will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Spirit and senior in right of payment to all future subordinated indebtedness of Spirit. Because the senior notes will not be secured, they will be effectively subordinated to any future secured indebtedness of Spirit to the extent of the value of the collateral securing that indebtedness. The senior notes will also be effectively subordinated to any indebtedness and other liabilities of the subsidiaries of Spirit that do not guarantee the notes.

              Not all of our subsidiaries will guarantee the senior notes. Claims of creditors of non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those subsidiaries generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Issuer, including holders of the senior notes.

              As of March 31, 2016, after giving effect to the refinancing:

  •
  Spirit would have had approximately $             billion in aggregate principal amount of indebtedness outstanding that would have ranked equally and ratably in right of payment with the senior notes;

  •
  Spirit would have had no secured indebtedness outstanding; and Spirit's non-U.S. subsidiaries that will not guarantee the notes would have had approximately $3.0 million of indebtedness outstanding for borrowed money and $9.1 million of capital leases.

              See "—Guarantees" below and "Capitalization" and "Use of proceeds" elsewhere in this prospectus supplement.

Guarantees

              Payment of the principal of (and premium, if any, on) and interest on the senior notes and all other amounts due under the indenture, will be fully and unconditionally guaranteed, jointly and severally, on an unsecured and unsubordinated basis by the Guarantors. On the issue date, Holdings and each of our subsidiaries that guarantees our obligations under the Credit Agreement will be Guarantors. The guarantee of the senior notes will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the Guarantors, and senior in right of payment to all future subordinated indebtedness of the Guarantors. Because the guarantees of the senior notes will not be secured, it will be effectively subordinated to any existing and future secured indebtedness of the Guarantors to the extent of the value of the collateral securing that indebtedness. The guarantee will also be effectively subordinated to any indebtedness and other liabilities of the subsidiaries of Holdings, other than Spirit, that do not guarantee the senior notes.

              Each guarantee of the senior notes by a subsidiary Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that subsidiary Guarantor without rendering the guarantee of the senior notes, as it relates to such subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

              In the event that a Guarantor shall no longer guarantee (other than by virtue of its guarantee of the senior notes) any indebtedness under any Credit Facility or any other indebtedness of Holdings or any of its subsidiaries of at least $10.0 million, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its guarantee of the senior notes in support thereof, as evidenced by a supplemental indenture executed by Spirit, the Guarantors and the trustee, without any further action on the part of the trustee or any holder of senior notes. We currently expect that, upon completion of the refinancing of which this offering is a part, the Guarantors will not guarantee any such indebtedness of Holdings or any of its subsidiaries and their guarantees of the senior notes will be released and discharged.

              As of March 31, 2016, including after giving effect to the refinancing, all of Spirit's U.S. and non-U.S. subsidiaries would have approximately $3.0 million of indebtedness outstanding for borrowed money and $9.1 million of capital leases, as well as significant other liabilities, all of which would be structurally senior to the notes offered hereby once the subsidiary guarantees are released.

              For purposes of the Guarantors discussion above and "—Certain covenants—Senior notes guarantees", the following definitions are applicable:

              "Credit Facilities" means one or more credit facilities with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers' acceptances.

              "Guarantor" means any Person that executes a note guarantee in accordance with the provisions of the indenture and such person's successors and assigns.

Further issues

              We may from time to time, without notice to, or the consent of, the registered holders of the senior notes, create and issue additional senior notes ranking equally and ratably with the senior notes offered hereby in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such additional senior notes or except for the first payment of interest following the issue date of such additional senior notes), so that such additional senior notes will be consolidated and form a single series with the senior notes offered hereby and will have the same terms as to status, redemption or otherwise as the senior notes offered hereby, provided that if such additional senior notes are not fungible with the original senior notes for U.S. federal income tax purposes, such additional senior notes will have a separate CUSIP number.

Optional redemption

              Prior to the Par Call Date, the senior notes will be redeemable at Spirit's option, in whole at any time or in part from time to time, for cash, at a redemption price equal to the greater of (i) 100% of the principal amount of the senior notes to be redeemed, and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes to be redeemed (not including any portion of interest accrued on such senior notes as of the date of redemption) assuming that such senior notes would mature on the Par Call Date but for the redemption, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus                basis points, plus in either case accrued and unpaid interest, if any, on the principal amount being redeemed up to, but not including, the date of redemption.

              On and after the Par Call Date, the senior notes will be redeemable at Spirit's option, in whole at any time or in part from time to time, for cash, at a redemption price equal to 100% of the principal amount of the senior notes to be redeemed, plus accrued and unpaid interest, if any, on the principal amount being redeemed up to, but not including, the date of redemption.

              "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

              "Comparable Treasury Issue" means, with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the senior notes to be redeemed (assuming that such senior notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior notes.

              "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

              "Par Call Date" means                    , 2026 (three months prior to the maturity of the notes).

              "Quotation Agent" means the Reference Treasury Dealer appointed by Spirit.

              "Reference Treasury Dealer" means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC and their respective successors; provided, however, that if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Spirit will substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by Spirit.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

              Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the senior notes to be redeemed. Unless Spirit defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the senior notes or portions thereof called for redemption.

              If less than all of the senior notes are to be redeemed, the senior notes to be redeemed shall be selected by the trustee pro rata, by lot, or by such method the trustee deems to be fair and appropriate in accordance with applicable depositary procedures.

Change of control offer to repurchase

              If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the senior notes in full, as described under "—Optional redemption," holders of senior notes will have the right to require us to repurchase all or a portion of such holder's senior notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, Spirit will offer payment, in cash, equal to 101% of the principal amount of senior notes repurchased plus accrued and unpaid interest, if any, on the senior notes repurchased up to but not including the date of repurchase, subject to the rights of holders of senior notes on the relevant record date to receive interest due on the relevant interest payment date.

              Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of such pending Change of Control, we will be required to send, by first class mail, a notice to holders of senior notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than

30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The notice, if mailed prior to the date of consummation of the Change of Control, may state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of senior notes electing to have their senior notes repurchased pursuant to a Change of Control Offer will be required to surrender their senior notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the senior note completed, to the paying agent at the address specified in the notice, or transfer their senior notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

              We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all senior notes properly tendered and not withdrawn under its offer.

              We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the senior notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the senior notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the senior notes by virtue of any such conflict.

              The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Holdings and its subsidiaries, or Spirit and its subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of senior notes to require us to repurchase the senior notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Holdings and its subsidiaries, or Spirit and its subsidiaries, taken as a whole, to another "person" (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.

              For purposes of the Change of Control Offer discussion above, the following definitions are applicable:

              "Below Investment Grade Rating Event" with respect to the senior notes means that such senior notes become rated below Investment Grade by each Rating Agency on any date from the date of the public notice by Holdings or Spirit of an arrangement that results in a Change of Control until the end of the 60-day period following the earlier of (i) the occurrence of a Change of Control and (ii) such public notice by Holdings or Spirit of an arrangement that could result in a Change of Control (which period will be extended so long as the rating of such senior notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

              "Change of Control" means the occurrence of any one of the following:

                  (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its subsidiaries, or Spirit and its subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Holdings or one of its subsidiaries;

                  (2)   the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than Holdings or one of its subsidiaries becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Holdings or Spirit, measured by voting power rather than number of shares provided that a merger shall not constitute a "change of control" under this definition if (i) the sole purpose of the merger is our reincorporation in another state and (ii) our shareholders and the number of shares of our Voting Stock, measured by voting power and number of shares, owned by each of them immediately before and immediately following such merger are identical;

                  (4)   the first day during any period of two consecutive years in which the majority of the members of the board of directors of Holdings are not Continuing Directors;

                  (5)   the adoption by the holders of Voting Stock of Holdings of a plan relating to the liquidation, dissolution or winding up of Holdings; or

                  (6)   Holdings ceases to own 100% of the equity interests of Issuer.

              "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

              "Continuing Director" means, as of any date of determination, any member of the board of directors (or equivalent body) of Holdings who:

                  (1)   was a member of such board of directors on the date of the issuance of the senior notes; or

                  (2)   was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment.

              "Investment Grade" means a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P) and a rating of Baa3 or better by Moody's (or its equivalent under any successor rating category of Moody's).

              "Moody's" means Moody's Investors Service, Inc., and its successors.

              "Rating Agency" means (1) each of S&P and Moody's; and (2) if either S&P or Moody's ceases to rate the senior notes or fails to make a rating of the senior notes publicly available for reasons outside of Spirit's control, a "nationally recognized statistical rating organization" as defined in Section 3(a)(62) of the Exchange Act, selected by us (as certified by a resolution of the board of directors of Holdings and reasonably acceptable to the trustee) as a replacement agency for S&P or Moody's, or all of them, as the case may be.

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

              "Voting Stock" of any specified person as of any date means any and all shares or equity interests (however designated) of such person that are ordinarily, in the absence of contingencies, entitled to vote generally in the election of the board of directors, managers or trustees of such person (or persons performing similar functions) as applicable, even if the right so to vote has been suspended by the happening of a contingency.

Certain covenants

              The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior notes protection in the event of a sudden and significant decline in the credit quality of Holdings or Spirit or a takeover, recapitalization or highly leveraged or similar transaction involving Holdings or Spirit.

Limitation on liens

              Holdings will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien (the "Initial Lien") on any property or asset, to secure any debt of Holdings, any subsidiary or any other person, or permit any subsidiary to do so, without securing the senior notes equally and ratably with such debt for so long as such debt will be so secured, subject to certain exceptions (collectively referred to as "Permitted Liens"), including:

  •
  liens existing on the date of the indenture;

  •
  liens on assets or property of a person at the time it becomes a subsidiary securing only indebtedness of such person or liens existing on assets or property at the time of the acquisition of such assets, provided such indebtedness was not incurred or such liens were not created in connection with such person becoming a subsidiary or such assets being acquired;

  •
  liens on shares of stock or other equity interests of a person at the time it becomes a subsidiary; provided, however, that such liens were not created in connection with such person becoming such a subsidiary;

  •
  liens on assets created at the time of or within 180 days after the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

  •
  liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien does not extend to any other property and the amount of debt secured is not increased (other than by the amount equal to any costs and expenses incurred in connection with any extension, renewal, refinancing or refunding);

  •
  liens imposed by law such as carriers', warehousemen's, mechanics', materialmen's, repairmen's, laborers', landlords' and similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

  •
  pledges or deposits under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of debt) or leases, subleases, licenses or sublicenses to which such person is a party, or deposits to secure public or statutory obligations of such person or deposits of cash or United States government bonds to secure surety, stay, customs, replevin or appeal bonds to which such person is a party, or deposits as security or for the payment of rent, in each case incurred in the ordinary course of business;

  •
  liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

  •
  liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;

  •
  liens in favor of issuers of surety or performance bonds or letters of credit, bank guarantees, bankers' acceptances or similar credit transactions issued pursuant to the request of and for the account of such person in the ordinary course of its business;

  •
  survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or liens incidental to the conduct of the business of such person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such person;

  •
  liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligation in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

  •
  any interest of title or an owner of equipment or inventory on loan or consignment to Holdings or any of its subsidiaries and liens arising from Uniform Commercial Code financing statement or similar filings regarding operating leases entered into by Holdings or any of its subsidiaries in the ordinary course of business;

  •
  liens representing the right of customers and suppliers to purchase or repurchase assets from Holdings or a Restricted Subsidiary under contracts entered into in the ordinary course of business;

  •
  leases, subleases, licenses or sublicenses granted in the ordinary course of business;

  •
  liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of debt, (B) relating to pooled deposit or sweep accounts of Holdings or any of its subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of Holdings and/or any of its subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of Holdings or any of its subsidiaries in the ordinary course of business, (ii) in favor of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (iii) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (iv) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

  •
  liens securing debt consisting of (A) the financing of insurance premiums with the providers of such insurance or their affiliates and (B) take-or-pay obligations contained in supply arrangements in the ordinary course of business;

  •
  liens deemed to exist in connection with repurchase agreements, provided that such liens do not extend to any assets other than those assets that are the subject of such repurchase agreement; and

  •
  options, put and call arrangements, rights of first refusal and similar rights relating to joint ventures, limited liability companies, partnerships and the like;

  •
  judgment liens not giving rise to an Event of Default;

  •
  liens securing debt or other obligations of Holdings or a subsidiary owing to Holdings or a subsidiary of Holdings; or

  •
  liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions described under "—Limitation on sale and leasebacks" below, do not at any time exceed 15% of Holdings' total consolidated assets.

              Any lien created for the benefit of the holders of the senior notes pursuant to the first paragraph of this covenant shall provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

              For purposes of determining compliance with this covenant, a lien need not be permitted solely by reference to one category of liens described in the definition of "Permitted Liens" but may be permitted in part under any combination thereof.

Limitation on sale and leasebacks

              Holdings will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which Holdings or any subsidiary leases any property that has been or is to be sold or transferred by Holdings or the subsidiary to such person (a "sale and leaseback transaction"), except that a sale and leaseback transaction is permitted if Holdings or such subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the outstanding senior notes) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension in the lease, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the "attributable debt").

              In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in "—Limitation on liens" above include:

  •
  temporary leases for a term, including renewals at the option of the lessee, of not more than three years; and

  •
  sale and leaseback transactions if, within 180 days of the effective date of such sale and leaseback transaction, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the sale and leaseback transaction or the fair value of the property of the time entering into the sale and leaseback transaction, as determined by the board of directors of Spirit, is applied to (i) the retirement of nonsubordinated indebtedness for money borrowed with more than one year stated maturity or (ii) the purchase of properties, facilities or equipment to be used for general operational purposes.

Senior notes guarantees

              If a subsidiary of Spirit guarantees any indebtedness under a Credit Facility of Spirit or guarantees Spirit's obligations under its 5 1/4 Senior Notes due March 15, 2022 (the "2022 Notes"), then such subsidiary shall become a Guarantor within 60 days of the date on which it guaranteed such other indebtedness.

Consolidation, merger and sale of assets

              Neither Spirit nor Holdings may consolidate or merge with or into, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

  •
  Spirit or Holdings is the surviving entity, as applicable, or (2) the successor entity, if other than Spirit or Holdings is a U.S. corporation, partnership, limited liability company or trust and assumes by supplemental indenture all of Spirit's or Holdings' obligations, as applicable, under the senior notes or the guarantee, respectively, and the indenture;

  •
  immediately after giving effect to the transaction, no Event of Default (as defined below), and no event that, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

  •
  as a result of any consolidation, merger, sale or lease, conveyance or transfer or other disposition described in this covenant, properties or assets of Spirit or Holdings or any of its subsidiaries would become subject to any lien that would not be permitted by the lien restriction described above without equally and ratably securing the senior notes, Spirit or the Guarantor or such successor entity, as the case may be, will take the steps as are necessary to secure effectively the senior notes equally and ratably with, or prior to, all indebtedness secured by those liens as described above, such lien securing the senior notes to be effective only for so long as such properties or assets shall remain subject to such additional lien.

              In connection with any transaction that is covered by this covenant, we must deliver to the trustee an officers' certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

              In the case of any such consolidation, merger, sale, transfer or other conveyance or disposition, but not a lease, in a transaction in which there is a successor entity to Spirit or Holdings, the successor entity will succeed to, and be substituted for, Spirit or Holdings, respectively, under the indenture and Spirit or Holdings, respectively, will be released from its obligations under the senior notes or the guarantee, as applicable, and the indenture.

Events of default

              Any one of the following is an "Event of Default":

  •
  if Spirit defaults in the payment of interest on the senior notes, and such default continues for 30 days;

  •
  if Spirit defaults in the payment of the principal or any premium on the senior notes when due by declaration, when called for redemption or otherwise;

  •
  if any Guarantor or Spirit fails to perform or breaches any covenant or warranty in the senior notes or in the indenture and applicable to the senior notes or guarantee continuing for 90 days after notice to Spirit by the trustee or by holders of at least 25% in principal amount of the outstanding senior notes;

  •
  if certain events of bankruptcy or insolvency occur with respect to Spirit or Holdings (the "bankruptcy or insolvency provision");

  •
  any guarantee ceases to be in full force and effect in all material respects or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the guarantee (except, in any case, as contemplated by the terms of the indenture) and such default continues for 30 days after notice of any Guarantor denies or disavows its obligations under the guarantee; and

  •
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Holdings or any of its subsidiaries (or the payment of which is guaranteed by the Holdings or any of its subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of this prospectus supplement, if that default:

  (i)
  is caused by a failure to pay principal on such indebtedness at its stated final maturity (after giving effect to any applicable grace periods provided in such indebtedness) (a "Payment Default"); or

  (ii)
  results in the acceleration of such indebtedness prior to its express maturity (an "Acceleration Event"),

and (i) in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or an Acceleration Event, aggregates $75 million or more and (ii) in the case of a Payment Default, such indebtedness is not discharged and, in the case of an Acceleration Event, such acceleration is not rescinded or annulled, within 10 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes.

              If an Event of Default (other than the bankruptcy or insolvency provision) with respect to the senior notes occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding senior notes may declare the principal of all the senior notes to be due and payable. When such declaration is made, such principal will be immediately due and payable. If a bankruptcy or insolvency event occurs, the principal of and accrued and unpaid interest on the senior notes will immediately become due and payable without any declaration or other act on the part of the trustee or the holders of the senior notes. The holders of a majority in principal amount of senior notes may rescind such declaration or acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default have been cured or waived (other than nonpayment of principal or interest that has become due solely as a result of acceleration).

              Holders of senior notes may not enforce the indenture or the senior notes, except as provided in the indenture. The trustee may require indemnity satisfactory to it before it enforces the indenture or the senior notes. Subject to certain limitations, the holders of more than 50% in principal amount of the outstanding senior notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. The trustee may withhold from holders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interests.

Modification and waiver

              We may amend or modify the indenture without the consent of any holder of senior notes affected by the modifications or amendments in order to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  conform the text of the indenture, including any supplemental indenture, or the senior notes to any corresponding provision of this "Description of the Notes" or the "Description of Debt Securities" found in the accompanying prospectus;

  •
  provide for the issuance of additional senior notes;

  •
  provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under "Consolidation, Merger and Sale of Assets" of the indenture is complied with;

  •
  add covenants or make any change that would provide any additional rights or benefits to the holders of the senior notes;

  •
  add guarantees with respect to the senior notes or release a Guarantor in accordance with the indenture;

  •
  provide for uncertificated senior notes in addition to or in place of certificated senior notes;

  •
  secure the senior notes;

  •
  add or appoint a successor or separate trustee;

  •
  obtain or maintain the qualification of the indenture under the Trust Indenture Act; or

  •
  make any other change that does not adversely affect the rights of any holder of senior notes.

              Other amendments and modifications of the indenture or the senior notes issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding senior notes, and our compliance with any provision of the indenture with respect to the senior notes may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding senior notes. However, no modification or amendment may, without the consent of each holder of outstanding senior notes:

  •
  reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the senior notes;

  •
  change the place of payment or currency in which principal, any premium or interest is paid;

  •
  impair the right to institute suit for the enforcement of any payment on the senior notes;

  •
  reduce the interest rate or extend the time for payment of interest on the senior notes;

  •
  make any change to the amendment provisions which require the consent of each holder of senior notes or make any changes to the waiver provisions in the indenture; or

  •
  reduce the amount payable upon the repurchase of any senior note or change the time at which any senior note may be repurchased as described under "—Change of control offer to repurchase," whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

              Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding senior notes may, on behalf of the holders of all senior notes, waive our compliance with provisions of the indenture. The holders of a majority in aggregate principal amount of the outstanding senior notes may, on behalf of the holders of all the senior notes, waive any past default or Event of Default under the indenture with respect to such senior notes and its consequences, except (i) a default or Event of Default with respect to such series in the payment of the principal of, or premium or any interest on, the senior notes or (ii) a default or Event of Default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding senior notes.

Satisfaction and Discharge

              The indenture will be discharged and will, subject to certain surviving provisions, cease to be of further effect as to all senior notes issued thereunder when:

                  (1)   we deliver to the trustee all outstanding senior notes issued under the indenture (other than senior notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

                  (2)   all senior notes outstanding under the indenture and not previously delivered to the trustee for cancellation have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption or will become due and payable within one year (including as result of the mailing or sending of a notice of redemption), and we irrevocably deposit with the trustee as funds in trust solely for the benefit of the holders of senior notes, cash in U.S. dollars, noncallable U.S. government securities, or a combination thereof, sufficient, without consideration of any reinvestment of interest, to pay at maturity or upon redemption all senior notes outstanding under the indenture, including interest thereon.

              The trustee will acknowledge satisfaction and discharge of the indenture on our demand accompanied by an officer's certificate and an opinion of counsel, upon which the trustee shall have no liability in relying, stating that all conditions precedent to satisfaction and discharge have been complied with and at our cost and expense.

Defeasance of senior notes and certain covenants in certain circumstances

              Legal Defeasance.    The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the senior notes (except for certain obligations to register the transfer or exchange of senior notes, to replace stolen, lost or mutilated senior notes, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the senior notes.

              This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the senior notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

              Defeasance of Certain Covenants.    The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants, or covenant defeasance, set forth in the indenture and any supplemental indenture, including those described under "—Certain covenants", "—Change of control offer to repurchase" and "—Consolidation, merger and sale of assets", and any failure to comply with those covenants will not constitute a default or an Event of Default with respect to the senior notes. If we exercise our covenant defeasance option, payment of the senior notes may not be accelerated because of an Event of Default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

              The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the senior notes; and

  •
  delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the senior notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing law

              The indenture and the senior notes will be governed by, and construed in accordance with, the laws of the State of New York.

The trustee

              The indenture provides that, except during the continuance of an Event of Default, the trustee will undertake to perform such duties and only such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

              The indenture and the provisions of the Trust Indenture Act, incorporated by reference therein, contain limitations on the rights of the trustee thereunder should it become a creditor of Holdings, Spirit or any of their subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

Book-entry, delivery and form

              The senior notes will be issued as fully-registered global senior notes which will be deposited with, or on behalf of, DTC and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global senior notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global senior notes through either DTC (in the United States) or (in Europe) through Clearstream or through Euroclear. Investors may hold their interests in the global senior notes directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Interests held through Clearstream and Euroclear will be recorded on DTC's books as being held by the U.S. depositary for each of Clearstream and Euroclear (the "U.S. Depositories"), which U.S. Depositories will, in turn, hold interests on behalf of their participants' customers' securities accounts. Beneficial interests in the global senior notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the global senior notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

              Senior notes represented by a global senior note can be exchanged for definitive securities in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global senior note and we do not appoint a successor depositary within 90 days after receiving that notice;

  •
  at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

  •
  we in our sole discretion determine that that global senior note will be exchangeable for definitive securities in registered form and notify the trustee of our decision.

              A global senior note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global senior note as directed by DTC.

              We will make principal and interest payments on all senior notes represented by a global senior note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the senior notes represented by a global senior note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global senior note;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global senior note held through those participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

              DTC has advised us that its current practice is to credit participants' accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global senior note as shown on DTC's records, upon DTC's receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global senior note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

              This summary of U.S. federal income tax considerations set forth in this prospectus supplement was written to support the promotion and marketing of the notes. This summary is not intended or written to be legal or tax advice to any person, and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any tax-related penalties that may be imposed on such person. Each person considering an investment in the notes should seek advice based on such person's particular circumstances from an independent tax advisor.

              The following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the U.S. Internal Revenue Service (the "IRS"), so as to result in U.S. federal income tax consequences different from those discussed below. The Company has not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. As a result, the IRS or the courts may not agree with the tax consequences described below. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in notes. This summary deals only with a note held as a capital asset by a beneficial owner who purchases the note on original issuance at the first price at which a substantial portion of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the "issue price." This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as tax consequences to:

  •
  dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

  •
  persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

  •
  U.S. holders, as defined below, whose functional currency is not the U.S. dollar;

  •
  former citizens or residents of the United States;

  •
  U.S. holders who hold notes through a non-U.S. broker or intermediary;

  •
  taxpayers subject to the alternative minimum tax; or

  •
  tax exempt entities.

              Moreover, this discussion does not address any tax consequences other than U.S. federal income tax consequences, including any state, local or non-U.S. tax, or any estate or gift tax. If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under other U.S. federal tax laws and under the laws of any other taxing jurisdiction.

              In this discussion, we use the term "U.S. holder" to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

              If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of notes, the tax treatment of a partner therein generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes, you should consult your tax advisors.

              We use the term "non-U.S. holder" to describe a beneficial owner of notes (other than a partnership) that is not a U.S. holder.

Certain Contingent Payments

              We may be required to pay you additional amounts in excess of the stated interest and principal (for example, in the event that a change of control occurs) that may implicate the provisions of Treasury Regulations relating to "contingent payment debt instruments." Under these Treasury Regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, each such contingency is "remote" or is considered to be "incidental." As of the issue date, we believe and intend to take the position that the likelihood that we will make each such additional payment is remote and/or incidental. Therefore, we intend to take the position that the notes should not be treated as contingent payment debt instruments. However, the determination of whether such contingencies are remote and/or incidental is inherently factual. Therefore, we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS could affect the timing and amount of a holder's income and could cause the gain from the sale or other disposition of a note to be treated as ordinary income, rather than capital gain. Our position for purposes of the contingent debt regulations as to the likelihood of these additional payments being remote or incidental is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Consequences to U.S. Holders

              Inclusion of Interest and OID.    An interest payment is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable in cash (or other property, other than debt instruments of the payor) at least annually at a single fixed rate applied to the outstanding principal amount of the note. We expect that all interest paid with respect to the notes is qualified stated interest. Such interest will generally be taxable to a U.S. holder as ordinary income when accrued or received in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

              If the notes are issued at an issue price that is less than their stated principal amount by more than a de minimis amount, then they will be considered to be issued with original issue discount ("OID") for U.S. federal income tax purposes. If the notes are issued with OID, a U.S. holder will be required to include such OID in gross income (as ordinary income) over the term of the notes, in advance of the receipt of cash payments to which such income is attributable and regardless of such U.S. holder's method of tax accounting. In general, the amount of OID included in income is calculated using a constant-yield method, adding the daily portions of OID with respect to the note for each day during the taxable year or portion of the taxable year that the U.S. holder owns the note, referred to as "accrued OID." The daily portion is determined by allocating to each day in any accrual period or a pro rata portion of the OID allocable to that accrual period. The accrual period is generally selected by the holder, provided that no accrual period may be longer than one year and each scheduled payment of interest or principal on the note must occur on either the first or final day of an accrual period.

              The amount of OID allocable to an accrual period is determined by:

  •
  multiplying the note's "adjusted issue price" at the beginning of the accrual period by its yield to maturity; and

  •
  subtracting from this figure the sum of the payments of qualified stated interest on the note allocable to the accrual period.

              The note's yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made under the note, produces an amount equal to the issue price of the note. The adjusted issue price is determined at the beginning of any accrual period by (i) adding the note's issue price and any accrued OID for each prior accrual period, and (ii) subtracting any payments previously made on the note that were not qualified stated interest. Under the foregoing rules, a U.S. holder would be required to include in gross income increasingly greater amounts of OID in each successive accrual period. We do not expect the notes to be issued with OID for U.S. federal income tax purposes.

              Sale, redemption or other taxable disposition of notes.    A U.S. holder will generally recognize taxable gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference, if any, between the amount realized (other than amounts attributable to accrued but unpaid stated interest, which will be taxed as interest income to the extent not previously so taxed) upon such sale, redemption or other taxable disposition and such U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note (increased by the amount of OID, if any, previously included in income). Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. The capital gain or loss will be long-term capital gain or loss if, at the time of the sale, redemption or other taxable disposition of the note, the U.S. holder's holding period in the note is more than one year. Long-term capital gain recognized by a noncorporate U.S. holder generally is subject to reduced rate of taxation. A U.S. holder's ability to deduct capital losses is subject to significant limitations.

              3.8% Medicare Tax on "Net Investment Income".    Certain non-corporate U.S. holders will be subject to an additional 3.8% Medicare tax on all or a portion of their "net investment income", which may include interest (including any OID) payments and any gain realized with respect to the notes, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Such holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

              Information reporting and backup withholding.    Information reporting requirements generally will apply to interest on the notes (including any OID) and the proceeds of a sale (including retirement and redemption) of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). A backup withholding tax will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the

U.S. holder is notified by the IRS that it has failed to report in full payments of interest income. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

              Payments of interest.    Subject to the discussion below regarding backup withholding and FATCA, interest income (which term shall include any OID for purpose of the discussion with respect to a non-U. S. holder) of a non-U.S. holder with respect to the notes that is not effectively connected with a trade or business in the United States will not be subject to U.S. income or withholding tax, provided that:

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

  •
  the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

  •
  the non-U.S. holder is not a "controlled foreign corporation" (within the meaning of the Code) that is related to us (actually or constructively) through stock ownership (as provided in the Code); and

  •
  either (1) the non-U.S. holder provides its name, address and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form) or (2) the non-U.S. holder holds the notes through certain non-U. S. intermediaries or certain non-U. S. partnerships, and the non-U.S. holder and the non-U. S. intermediary or non-U. S. partnership satisfies the certification requirements of applicable U.S. Department of Treasury regulations.

              If a non-U.S. holder cannot satisfy the requirements described above, payments of interest that are not effectively connected income (as described in the following paragraph) will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder provides us with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty.

              If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, then the non-U.S. holder will be exempt from U.S. federal withholding tax, provided the non-U.S. holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) prior to the payment of interest stating that interest paid on the notes is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. However, such non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in generally the same manner as if the non-U.S. holder were a U.S. holder unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is a non-U.S. corporation, it may be subject to a branch profits tax equal to 30% (or lower rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

              Sale, redemption or other taxable disposition of notes.    Subject to the discussion below regarding backup withholding and FATCA, gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (or, if an income tax treaty applies, is attributable to a permanent establishment in the United States); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

              Gain described in the first bullet point above that is recognized by a non-U.S. holder will be subject to tax under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder. In addition, gains described in the first bullet point above that is recognized by a non-U.S. holder that is a non-U.S. corporation may be subject to the branch profits tax at a rate equal to 30% (or lower rate as may be specified under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to tax at a flat rate of 30% (or lower rate as may be specified under an applicable income tax treaty) on the gain derived from the sale, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

              Any amount received by a non-U.S. holder in a sale, redemption or other taxable disposition of a note that is attributable to accrued and unpaid interest will be taxed as interest income as described above under "—Payments of Interest."

              Information Reporting and Backup Withholding.    Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest to non-U.S. holders and the amount of tax, if any, withheld with respect to those amounts. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

              In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement on IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (or other applicable form) has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale (including retirement or redemption) of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is furnished timely to the IRS.

              FATCA.    Under the "Foreign Account Tax Compliance Act" ("FATCA") provisions of the Hiring Incentives to Restore Employment Act and recently issued Treasury regulations and published administrative guidance, a 30% withholding tax generally is imposed on certain payments, including U.S.-source interest paid on or after July 1, 2014, and gross proceeds from the disposition on or after January 1, 2019 of debt obligations that give rise to U.S.-source interest, made to "foreign financial institutions" and certain other non-U.S. financial entities (including in certain instances where such institutions or entities are acting as intermediaries) if such institutions or entities fail to comply with the requirements of FATCA. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions.

              Under certain circumstances, if an interest payment is subject both to withholding under FATCA and to the withholding tax discussed above under "Certain U.S. Federal Income Tax Consequences—Consequences to Non-U.S. Holders—Payments of Interest," the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Prospective investors should consult their own tax advisors regarding the applicability of FATCA and related administrative guidance to an investment in the notes.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the representatives, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC

Total	$

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of      % of the principal amount of the notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

              The expenses of the offering, not including the underwriting discount, are estimated at $            and are payable by us.

New Issue of Notes

              The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

              We expect that delivery of the notes will be made to investors on or about                , 2016, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

              We have agreed that we will not, for the period following the date of this prospectus supplement and ending on the issue date, without first obtaining the prior written consent of the representatives (which consent may be withheld at the sole discretion of the representatives), directly or indirectly, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, or file any registration statement under the Securities Act in respect of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

              Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. The underwriters and their affiliates in the ordinary course of business may at any time hold long or short positions, and may trade or otherwise effect transactions for their own accounts or the accounts of customers in securities of the issuer or its affiliates. In addition, affiliates of the underwriters may from time to time hold long or short positions in the 2020 notes for their own accounts or for the accounts of customers, and as a result, may elect to participate in the tender offer for their own accounts or for the accounts of customers and receive a portion of the proceeds of this offering. We have also retained Merrill Lynch, Pierce, Fenner & Smith Incorporated, to act as the dealer manager for the tender offer of the 2020 notes, and we have agreed to reimburse Merrill Lynch, Pierce, Fenner & Smith Incorporated for its reasonable out-of-pocket expenses in connection with such tender offer.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

              In relation to each member state of the European Economic Area, no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

  a.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  b.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

  c.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus supplement has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

              For the purpose of this provision, the expression an "offer of notes to the public" in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the each Member State.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

              The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

              The validity of the securities offered under this prospectus supplement will be passed upon for us by Kaye Scholer LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

              The consolidated financial statements for the year ended December 31, 2013 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Spirit AeroSystems Holdings, Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

              The consolidated financial statements of Spirit AeroSystems Holdings, Inc. at December 31, 2015 and 2014, and for each of the two years in the period ended December 31, 2015, appearing in Spirit AeroSystems Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015 and the effectiveness of Spirit AeroSystems Holdings, Inc.'s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

              The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, to the extent such documents are deemed "filed" for purposes of the Exchange Act after the date of this prospectus supplement until the date all of the common stock offered hereby is sold or the offer is otherwise terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015 and any amendments thereto;

  •
  our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2016;

  •
  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2016 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

  •
  our Current Reports on Form 8-K, filed on February 16, 2016, March 1, 2016, and April 25, 2016.

              Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You can obtain any of the documents incorporated by reference through us, the SEC or the SEC's website, http://www.sec.gov. Documents we have incorporated by reference are available from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits in this prospectus supplement. Any person, including any beneficial owner, to whom this prospectus supplement is delivered, may obtain the documents we have incorporated by reference in, but not delivered with, this prospectus supplement by requesting them by telephone or in writing at the following address:

Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
Attention: Corporate Secretary
(316) 526-9000

              This prospectus supplement summarizes documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus supplement. In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering, including the merits and risks involved. When we refer to this prospectus supplement, we mean not only this prospectus supplement but also any documents which are incorporated or deemed to be incorporated in this prospectus supplement by reference. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus supplement is used to offer and sell the debt securities referred to in this prospectus supplement, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of the date of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

              Spirit Holdings is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC.

              You may read and copy this information at the Public Reference Room of the SEC, 100 F Street N.E., Washington, D.C. 20549. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports and other information about issuers who file electronically with the SEC. The Internet address of the site is http://www.sec.gov. Some, but not all, of Spirit Holdings' publicly filed information is available through the SEC's web site. You may also obtain certain of these documents at Spirit Holdings' website at www.spiritaero.com. We are not incorporating the contents of or accessible through the websites of the SEC, Spirit Holdings or any other person into this document. We are only providing information about how you may obtain certain documents that are incorporated into this document by reference at these websites.

              This prospectus supplement forms part of the registration statement filed by Spirit AeroSystems Holdings, Inc. with the SEC under the Securities Act. This prospectus supplement, which constitutes a part of the registration statement on Form S-3, does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We are referring you to the registration statement and to the exhibits for further information with respect to us and our securities. The statements contained in this prospectus supplement concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Prospectus

Spirit AeroSystems, Inc.

Spirit AeroSystems Holdings, Inc.

Debt Securities

        We may use this prospectus from time to time to offer and sell debt securities. This prospectus also covers guarantees, if any, of our payment obligations, which we may give on terms to be determined at the time of the offering. We refer to our debt securities and guarantees collectively as the "debt securities." We will provide specific terms of these debt securities, and the manner in which these debt securities will be offered, in supplements to this prospectus.

        You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference, before you invest. The supplements may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Our common stock is listed for trading on the New York Stock Exchange under the symbol "SPR."

        Investing in our securities involves risks. You should carefully read the section entitled "Risk Factors" beginning on page 1 of this prospectus, the section entitled "Risk Factors" in the applicable prospectus supplement and the risk factors contained in our periodic reports and other information filed with the Securities and Exchange Commission before investing in the debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 17, 2016

        As permitted under the rules of the Securities and Exchange Commission, this prospectus incorporates important information about Spirit AeroSystems Holdings, Inc. that is contained in documents we file with the Securities and Exchange Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Securities and Exchange Commission at http://www.sec.gov, as well as other sources. See "Where You Can Find More Information."

 ABOUT THIS PROSPECTUS

        In this prospectus, unless the context indicates otherwise, the terms the "Company," "we," "us" and "our" refer to Spirit AeroSystems Holdings, Inc. and all entities owned or controlled by Spirit AeroSystems Holdings, Inc., including Spirit AeroSystems, Inc. The term "Spirit" refers solely to Spirit AeroSystems, Inc. and the terms "Spirit Holdings" or "Holdings" refer only to Spirit AeroSystems Holdings, Inc. References to "OEM" refer to commercial aerospace original equipment manufacturer.

        This prospectus is part of an automatic "shelf" registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). Under this shelf registration process, we may, from time to time, sell an indeterminate amount of the debt securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities under this shelf registration, we will provide you with a prospectus supplement that will contain specific information about the terms of the offering. When we refer to a "prospectus supplement," we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also supplement, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any accompanying prospectus supplement together with additional information described under the headings "Incorporation of Certain Information by Reference" and "Where You Can Find More Information" before investing. The shelf registration statement, including the exhibits thereto, can be read at the SEC's website or at the SEC's Public Reference Room as described under "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. These securities are not being offered in any state where the offer is not permitted. The information in this prospectus is accurate as of the date on the front cover. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

        We may offer debt securities for sale directly to purchasers or through underwriters, broker-dealers or agents. The names of any underwriters, broker-dealers or agents employed in the sale of debt securities covered by this prospectus, the principal amount of such debt securities to be purchased by such underwriters, broker-dealers or agents, and the compensation, if any, of such underwriters, broker-dealers or agents will be set forth in an accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains certain "forward-looking statements" that may involve many risks and uncertainties. Forward-looking statements reflect our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "should," "will," and other similar words or phrases, or the negative thereof, unless the context requires otherwise. These statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Our actual results may vary materially from those anticipated in forward-looking statements. We caution investors not to place undue reliance on any forward-looking statements.

        Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

  •
  our ability to continue to grow our business and execute our growth strategy, including the timing, execution and profitability of new and maturing programs;

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  our ability to perform our obligations and manage costs related to our new and maturing commercial, business aircraft and military development programs and the related recurring production;

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  margin pressures and the potential for additional forward losses on new and maturing programs;

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  our ability to accommodate, and the cost of accommodating, announced increases in the build rates of certain aircraft;

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  the effect on aircraft demand and build rates of changing customer preferences for business aircraft, including the effect of global economic conditions on the business aircraft market and expanding conflicts or political unrest in the Middle East or Asia;

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  customer cancellations or deferrals as a result of global economic uncertainty;

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  the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including fluctuations in foreign currency exchange rates;

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  the success and timely execution of key milestones such as receipt of necessary regulatory approvals and customer adherence to their announced schedules;

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  our ability to successfully negotiate future pricing under our supply agreements with The Boeing Company ("Boeing"), Airbus S.A.S., a division of Airbus Group NV ("Airbus") and our other customers;

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  our ability to enter into profitable supply arrangements with additional customers;

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  the ability of all parties to satisfy their performance requirements under existing supply contracts with our two major customers, Boeing and Airbus, and other customers, and the risk of nonpayment by such customers;

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  any adverse impact on Boeing's and Airbus' production of aircraft resulting from cancellations, deferrals or reduced orders by their customers or from labor disputes or acts of terrorism;

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  any adverse impact on the demand for air travel or our operations from the outbreak of diseases or epidemic or pandemic outbreaks;

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  our ability to avoid or recover from cyber-based or other security attacks, information technology failures or other disruptions;

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  returns on pension plan assets and the impact of future discount rate changes on pension obligations;

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  our ability to borrow additional funds or refinance debt;

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  competition from commercial aerospace original equipment manufacturers and other aerostructures suppliers;

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  the effect of governmental laws, such as U.S. export control laws and U.S. and foreign anti-bribery laws such as the Foreign Corrupt Practices Act and the United Kingdom Bribery Act, and environmental laws and agency regulations, both in the U.S. and abroad;

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  any reduction in our credit ratings;

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  our dependence on our suppliers, as well as the cost and availability of raw materials and purchased components;

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  our ability to recruit and retain highly-skilled employees and our relationships with the unions representing many of our employees;

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  spending by the U.S. and other governments on defense;

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  the possibility that our cash flows and borrowing facilities may not be adequate for our additional capital needs or for payment of interest on and principal of our indebtedness;

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  our exposure under our existing senior revolving credit facility to higher interest payments should interest rates increase substantially;

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  the effectiveness of any interest rate hedging programs;

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  the effectiveness of our internal control over financial reporting;

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  the outcome or impact of ongoing or future litigation, claims and regulatory actions; and

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  our exposure to potential product liability and warranty claims.

        These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances.

        Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should review carefully the section captioned "Risk Factors" in this prospectus, the section captioned "Risk Factors" in our most recent Annual Report on Form 10-K, and our updates to those Risk Factors in our most recent Quarterly Report on Form 10-Q and in the sections captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete discussion of these and other factors that may affect our business. In light of such risks and uncertainties, we caution you not to rely on these forward-looking statements in deciding whether to invest in our debt securities.

PROSPECTUS SUMMARY

Our Company

        This summary highlights some of the information incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read this prospectus and the applicable prospectus supplement, if any, including the documents incorporated by reference, which are described under "Incorporation by Reference of Certain Documents" and "Where You Can Find More Information." You should also carefully consider, among other things, the matters discussed in the section entitled "Risk Factors."

Our Business

        We are one of the largest independent non-OEM aircraft parts designers and manufacturers of commercial aerostructures in the world, based on annual revenues, as well as the largest independent supplier of aerostructures to Boeing. In addition, we are one of the largest independent suppliers of aerostructures to Airbus. Boeing and Airbus are the two largest aircraft OEMs in the world. Aerostructures are structural components such as fuselages, propulsion systems and wing systems for commercial and military aircraft.

Our Principal Offices and Websites

        Spirit Holdings was incorporated in the state of Delaware on February 7, 2005. Our principal offices are located at 3801 South Oliver, Wichita, Kansas 67210 and our telephone number at that address is (316) 526-9000. Our website address is www.spiritaero.com. Information contained on this website is not part of this prospectus and is not incorporated in this prospectus by reference.

 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

		Twelve Months Ended
	Three Months Ended March 31, 2016
		December 31, 2015	December 31, 2014	December 31, 2013		December 31, 2012	December 31, 2011
Ratio of earnings to fixed charges	17.8	13.5	3.7	(4.3)	(1)	1.1	4.1

(1)
Due to the registrant's loss in 2013, the ratio coverage was less than 1:1. The registrant needed to generate additional earnings of $432.3 million to achieve a coverage ratio of 1:1.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks and uncertainties described under "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in the applicable prospectus supplement, if any, and in our most recent Annual Report on Form 10-K, our updates to those Risk Factors in our most recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K, including any amendments to such reports, incorporated in the registration statement of which this prospectus is a part, together with all other information contained and incorporated by reference in this prospectus and the applicable prospectus supplements. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Cautionary Statement Regarding Forward-Looking Statements."

 USE OF PROCEEDS

        We intend to use the net proceeds from the sales of debt securities in the manner and for the purposes set forth in the applicable prospectus supplement. Pending any specific application, we may initially use those proceeds for general corporate purposes.

 DESCRIPTION OF DEBT SECURITIES

        The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

The Indenture

        The debt securities covered by this prospectus may be issued in one or more series under an indenture (an "indenture"), between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements herein relating to the debt securities and the indenture are summaries and are subject to the detailed provisions of the indenture. The description below is a summary and does not contain all the information you may find useful. We urge you to read the indenture because it, and not this summary, defines many of your rights as a holder of our debt securities.

        There is no requirement under the indenture that future issues of our debt securities be issued under such indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

        To the extent the debt securities are guaranteed, the guarantees will be set forth in the indenture and supplements thereto.

General

        The debt securities will be our general obligations. The aggregate principal amount of debt securities that we may issue under the indenture is unlimited. We may issue senior or subordinated debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time.

        The indenture provides that the debt securities will be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. Without the consent of the holders of the debt securities, we may reopen a previous issue of debt securities under the indenture, unless the reopening is restricted when the series of debt securities is created.

        Each prospectus supplement relating to a particular offering of debt securities will describe the specific terms of debt securities. Those specific terms will include the following:

  •
  the title of the debt securities;

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  the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;

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  whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

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  any limit on the aggregate principal amount of the debt securities;

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  the date or dates on which we will pay the principal on the debt securities and the right if any, to extend such date or dates;

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  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the right, if any, to extend the interest periods and the duration of that extension;

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  the place or places where principal of, and premium, if any, and interest on, the debt securities will be payable;

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  the terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

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  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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  the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

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  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  whether the debt securities will be "original issue discount" securities for federal income tax purposes;

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  the designation of the currency or currencies in which payment of principal of, and premium and interest on, the debt securities will be made if other than U.S. dollars;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

  •
  any addition to or change in the covenants described in the indenture with respect to the debt securities;

  •
  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

        Except where specifically described in the applicable prospectus supplement, the indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

Exchange and Transfer

        Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

        We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

        In the event of any redemption of debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

  •
  register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

        We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

        The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

  •
  be registered in the name of a depositary that we will identify in a prospectus supplement;

  •
  be deposited with the trustee as custodian for the depositary or its nominee; and

  •
  bear any required legends.

        No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

  •
  we execute and deliver to the trustee an officer's certificate to the effect that such global securities shall be so exchangeable; or

  •
  an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

        As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

  •
  will not be entitled to have the debt securities registered in their names;

  •
  will not be entitled to physical delivery of certificated debt securities; and

  •
  will not be considered to be holders of those debt securities under the indenture.

        Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

        Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

        Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's acts or omissions or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

        The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

        We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Governing Law

        The laws of the State of New York will govern each indenture and will govern the debt securities without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Regarding the Trustee

        The Bank of New York Mellon Trust Company, N.A. will act as trustee under the indenture. From time to time, we may also enter into other banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates.

 PLAN OF DISTRIBUTION

        We may sell the offered securities to one or more underwriters for public offering and sale by them or may sell the offered securities to investors directly or through agents, which agents may be affiliated with us. Any underwriter or agent involved in the offer and sale of the offered securities will be named in the applicable prospectus supplement.

LEGAL MATTERS

        The validity of the issuance of the securities offered hereby will be passed upon for us by Kaye Scholer LLP, New York, New York. If legal matters in connection with offerings made by this prospectus and any prospectus supplement are passed on by counsel for any underwriters or agents, that counsel will be named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements for the year ended December 31, 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K of Spirit AeroSystems Holdings, Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Spirit AeroSystems Holdings, Inc. at December 31, 2015 and 2014, and for each of the two years in the period ended December 31, 2015, appearing in the Annual Report on Form 10-K of Spirit AeroSystems Holdings, Inc. for the year ended December 31, 2015 and the effectiveness of Spirit AeroSystems Holdings, Inc.'s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus. We incorporate by reference the documents listed below and any additional documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, to the extent such documents are deemed "filed" for purposes of the Exchange Act after the date of this prospectus until all of our debt securities offered under this prospectus are sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015 and any amendments thereto;

  •
  our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2016;

  •
  the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 18, 2016 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

  •
  our Current Reports on Form 8-K, filed on February 16, 2016, March 1, 2016 and April 25, 2016.

        Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You can obtain any of the documents incorporated by reference through us, the SEC or the SEC's website, http://www.sec.gov. Documents we have incorporated by reference are available from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits in this prospectus. Any person, including any beneficial owner, to whom this prospectus is delivered, may obtain the documents we have incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
Attention: Corporate Secretary
(316) 526-9000

        This prospectus summarizes documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus. In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering, including the merits and risks involved. When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is used to offer and sell the debt securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document that is filed as an exhibit to the registration statement.

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.spiritaero.com). The information on or accessible through our website is not incorporated by reference into this prospectus.

$

        % Senior Notes due 2026

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Citigroup

Morgan Stanley

May      , 2016